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                                                                     EXHIBIT 2.1

                          AMENDMENT NO. 1 TO AGREEMENT

                               AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of January 4, 2002 and effective as of December 27, 2001, amends that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 27, 2001, by and among PARADYNE NETWORKS, INC., a Delaware corporation, ("Phoenix"), PHOENIX MERGER SUB, INC. ("Sub"), a Delaware corporation and a wholly owned subsidiary of Phoenix, and ELASTIC NETWORKS INC., a Delaware corporation ("Emerald").

                                    PREAMBLE

         Each of Phoenix, Sub and Emerald has entered into the Merger Agreement, and each of Phoenix, Sub and Emerald desires to amend the Merger Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the above and the agreements set forth herein, the Parties agree as follows:

         1. The phrase "within five (5) calendar days" appearing in the first sentence of Section 3.4 of the Merger Agreement is hereby deleted and replaced in its entirety with the phrase "within seven (7) calendar days."

         2. The text of the second sentence of Section 6.2(a) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

                           "The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Phoenix, subject to the approval of (i) the issuance of the shares of Phoenix Common Stock pursuant to the Merger by a majority of the total votes cast on such proposal at the Phoenix Stockholders' Meeting and (ii) the adoption of an amendment to the Certificate of Incorporation of Phoenix to increase the number of authorized shares of Phoenix Common Stock from 60,000,000 to 80,000,000 by a vote of the holders of at least sixty-six and two-thirds percent
                           (66 2/3%) of the voting power of all of the then-outstanding shares of the voting stock of Phoenix, voting together as a single class, at the Phoenix Stockholders' Meeting (collectively, the "Phoenix Stockholder Proposals"), which are the only stockholder votes required for approval of this Agreement and consummation of the Merger by Phoenix."


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         3.       The Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Capitalized terms used, but not defined in this Amendment shall have the meaning assigned to them in the Merger Agreement.

         4. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Delaware.

         5. Except as specifically amended hereby, the Merger Agreement shall remain in full force and effect as is hereby ratified and confirmed.


                            [Signatures on next page]


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         IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                                       PARADYNE NETWORKS, INC.



                                       By: /s/ Sean E. Belanger
                                          --------------------------------------
                                           Sean E. Belanger
                                           President and Chief Executive Officer



                                       PHOENIX MERGER SUB, INC.



                                       By: /s/ Sean E. Belanger
                                          --------------------------------------
                                           Sean E. Belanger
                                           President



                                       ELASTIC NETWORKS INC.



                                       By: /s/ Guy D. Gill
                                          --------------------------------------
                                           Guy D. Gill
                                           President and Chief Executive Officer